EXHIBIT 22. SUBSIDIARIES OF THE REGISTRANT

                                                       State of
                                                     Incorporation
                                         Percent of       of
      Parent            Subsidiary        Ownership     Organization

OHSL Financial Corp.   Oak Hills Savings
                       and Loan Company,
                       F.A.                100%          Delaware
Oak Hills Savings
and Loan Company, F.A. CFSC, Inc.          100%          Ohio